EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Dr. Ahmad Doroudian, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K of Neurokine Pharmaceuticals Inc. for the year ended January 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Neurokine Pharmaceuticals Inc.

Dated: May 28, 2010

/s/ Dr. Ahmad Doroudian
Dr. Ahmad Doroudian
President, Chief Executive Officer, Chief Financial
Officer and Director
(Principal Executive Officer, Principal Accounting
Officer and Principal Financial Officer)
Neurokine Pharmaceuticals Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Neurokine Pharmaceuticals Inc. and will be retained by Neurokine Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.